UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2012
COLDWATER CREEK INC.
(Exact name of registrant as specified in its charter)

Delaware	000-21915	82-0419266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Coldwater Creek Drive, Sandpoint, Idaho	83864
(Address of principal executive offices)	(Zip Code)

(208) 263-2266
(Registrant's telephone number,
including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.07        Submission of Matters to a Vote of Security Holders.

Coldwater Creek Inc (the "Company") held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”) on June 9, 2012, at 9:30 a.m. Pacific Time, at the Company's corporate headquarters. A total of 96,969,929 shares of the Company's Common Stock were present in person or by proxy at the Annual Meeting, representing 79.6% of the total number of shares outstanding and entitled to vote at the meeting and a quorum. The proposals listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in the Company's Proxy Statement filed with the Securities and Exchange Commission on April 27, 2012. The certified results of the stockholder vote are as follows:

Proposal 1 - Election of Directors

The Company's stockholders elected three directors to the Company's Board of Directors, each for a three-year term.

	For	Withheld	Broker non-votes
Dennis C. Pence	61,030,657	6,772,532	29,166,740
Robert H. McCall	61,124,819	6,678,370	29,166,740
Frank M. Lesher	64,965,708	2,837,481	29,166,740

Proposal 2 - Ratification of Appointment of the Company's Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 2, 2013 was approved by the votes of the stockholders of the Company indicated below.

For	Against	Abstain	Broker non-votes
95,699,064	1,112,917	157,948	—

Proposal 3 - Advisory “Say-on-Pay” Vote on the Compensation of Named Executive Officers

The allocation of votes of the stockholders of the Company for the non-binding advisory vote to approve the compensation of the Company's named executive officers was as follows:

For	Against	Abstain	Broker non-votes
58,278,335	7,923,353	1,601,501	29,166,740

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLDWATER CREEK INC.

Dated: June 13, 2012

/s/ James A. Bell
James A. Bell
Executive Vice President, Chief Operating Officer
and Chief Financial Officer